Exhibit 10.2

MYR GROUP INC.
2007 LONG-TERM INCENTIVE PLAN

(AMENDED AND RESTATED AS OF MAY 5, 2011)

1.  PURPOSE OF THE PLAN

The purpose of the Company’s 2007 Long-Term Incentive Plan (Amended and Restated as of May 5, 2011) is to promote the interests of the Company and its stockholders by strengthening the Company’s ability to attract, motivate and retain key employees and directors of the Company upon whose judgment, initiative and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for key employees and directors through stock ownership and other rights that promote and recognize the financial success and growth of the Company.

2.  DEFINITIONS

Wherever the following capitalized terms are used in this Plan they shall have the meanings specified below:

(a)           “Award” means an award of an Option, Restricted Stock, Stock Appreciation Right, Performance Award, Phantom Stock, Stock Bonus or Dividend Equivalent granted under the Plan.

(b)           “Award Agreement” means an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

(c)           “Board” means the Board of Directors of the Company.

(d)           “Change in Control” shall have the meaning specified in Section 13 hereof.

(e)           “Code” means the Internal Revenue Code of 1986, as amended.

(f)            “Committee” means the Compensation Committee of the Board, or such other committee or subcommittee of the Board or group of individuals appointed by the Board to administer the Plan from time to time.

(g)           “Common Stock” means the common stock of the Company, without par value, or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Section 3.2.

(h)           “Company” means MYR Group Inc., a Delaware corporation.

(i)            “Date of Grant” means the date on which an Award under the Plan is made by the Committee (which date shall not be earlier than the date on which the Committee takes action with respect thereto), or such later date as the Committee may specify that the Award becomes effective.

(j)            “Dividend Equivalent” means an Award under Section 12 hereof entitling the Participant to receive payments with respect to dividends declared on the Common Stock.

(k)           “Effective Date” means the Effective Date of this Plan, as defined in Section 16.1 hereof.

(l)            “Eligible Person” means any person who is an Employee or an Independent Director.

(m)          “Employee” means any person who is a key employee of the Company or any Subsidiary or who has agreed to serve in such capacity within 90 days after the Date of Grant; provided, however, that with respect to Incentive Stock Options, “Employee” means any person who is considered an employee of the Company or any Subsidiary for purposes of Treasury Regulation Section 1.421-1(h).

(n)           “Fair Market Value” of a share of Common Stock as of a given date means the fair market value of such Common Stock determined by such methods or procedures as shall be established from time to time by the Committee.  Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Common Stock as of a particular date shall mean (i) the closing price per share of Common Stock for such date on the national securities exchange on which the shares of Common Stock are principally traded, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the relevant date, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

(o)           “Incentive Stock Option” means an option to purchase Common Stock that is intended to qualify as an incentive stock option under Section 422 of the Code and the Treasury Regulations thereunder.

(p)           “Independent Director” means a member of the Board who is not an employee of the Company or any Subsidiary.

(q)           “Nonqualified Stock Option” means an option to purchase Common Stock that is not an Incentive Stock Option.

(r)            “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under Section 6 hereof.

(s)           “Participant” means any Eligible Person who holds an outstanding Award under the Plan.

(t)            “Performance Award” means an Award made under Section 9 hereof entitling a Participant to a payment based on the Fair Market Value of Common Stock (a “Performance Share”) or based on specified dollar units (a “Performance Unit”) at the end of a performance period if certain conditions established by the Committee are satisfied.

(u)           “Person”  means any person, corporation, partnership, joint venture or other entity.

(v)           “Phantom Stock” means an Award under Section 10 hereof entitling a Participant to a payment at the end of a vesting period of a unit value based on the Fair Market Value of a share of Common Stock.

(w)          “Plan” means this 2007 Long-Term Incentive Plan (Amended and Restated as of May 5, 2011) as set forth herein, and as it may be further amended from time to time.

(x)            “Restricted Stock” means an Award under Section 8 hereof entitling a Participant to shares of Common Stock that are nontransferable and subject to forfeiture until specific conditions established by the Committee are satisfied.

(y)           “Section 162(m)” means section 162(m) of the Code and the Treasury Regulations thereunder.

(z)            “Section 162(m) Participant” means any Participant who, in the sole judgment of the Committee, could be treated as a “covered employee” under Section 162(m) at the time income may be recognized by such Participant in connection with an Award that is intended to qualify for exemption under Section 162(m).

(aa)         “Stock Appreciation Right” or “SAR” means an Award under Section 7 hereof entitling a Participant to receive an amount, representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock on the date of exercise.

(bb)         “Stock Bonus” means an Award under Section 11 hereof entitling a Participant to receive an unrestricted share of Common Stock.

(cc)         “Subsidiary” means an entity that is wholly owned, directly or indirectly, by the Company, or any other affiliate of the Company that is so designated, from time to time, by the Committee, provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall not include any entity that does not qualify within the meaning of Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

3.  SHARES OF COMMON STOCK SUBJECT TO THE PLAN

3.1           Number of Shares.  Subject to the following provisions of this Section 3, the aggregate number of shares of Common Stock that may be issued pursuant to all Awards under the Plan is 3,000,000 shares of Common Stock, which includes 2,000,000 shares of Common Stock approved under the MYR Group Inc. 2007 Long-Term Incentive Plan and 1,000,000 shares of Common Stock approved with respect to this amendment and restatement.  Shares of Common Stock that are issued in connection with all Awards other than Options and SARs shall be counted against the 3,000,000 limit described above as two shares of Common Stock for every one share of Common Stock that is issued in connection with such Award.  No more than 3,000,000 shares of Common Stock may be issued pursuant to Incentive Stock Options.  The shares of Common Stock to be delivered under the Plan will be made available from authorized but unissued shares of Common Stock or treasury stock.  If any share of Common Stock that is the subject of an Award is not issued and ceases to be issuable for any reason, or is forfeited, canceled or returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, such share of Common Stock will no longer be charged against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations.  Common Stock covered by an Award granted under the Plan shall not be counted unless and until it is actually issued or transferred to a Participant.  Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any Award granted under the Plan, any Common Stock that is covered by the Award will be available for issue or transfer hereunder.  Notwithstanding anything to the contrary contained herein, (A) Common Stock tendered in payment of the exercise price of an Option shall not be added to the aggregate Plan limit described above; (B) Common Stock withheld by the Company to satisfy a tax withholding obligation shall not be added to the aggregate Plan limit described above; (C) Common Stock that is repurchased by the Company with Option proceeds shall not be added to the aggregate Plan limit described above and (D) all Common Stock covered by an SAR, to the extent that it is exercised and settled in Common Stock, and whether or not Common Stock is actually issued or transferred to the Participant upon exercise of the SAR, shall be considered issued or transferred pursuant to the Plan.

3.2           Adjustments.  If there shall occur any merger, consolidation, liquidation, issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, spin-off, split-off, stock split, reverse stock split or other distribution with respect to the shares of Common Stock, or any similar corporate transaction or event in respect of the Common Stock, then the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, cause a proportionate adjustment to be made in (i) the maximum numbers and kind of shares provided in Section 3.1 hereof, (ii) the maximum numbers and kind of shares set forth in Sections 6.1, 7.1, 8.2 and 9.4 hereof, (iii) the number and kind of shares of Common Stock, share units, or other rights subject to the then-outstanding Awards, (iv) the price for each share or unit or other right subject to then outstanding Awards without change in the aggregate purchase price or value as to which such Awards remain exercisable or subject to restrictions, (v) the performance targets or goals appropriate to any outstanding Performance Awards (subject to such limitations as appropriate for Awards intended to qualify for exemption under Section 162(m)) or (vi) any other terms of an Award that are affected by the event.  Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced.  In addition, for each Option or Stock Appreciation Right with an exercise price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its sole discretion elect to cancel such Option or Stock Appreciation Right without any payment to the person holding such Option or Stock Appreciation Right.  Notwithstanding the foregoing, any such adjustments shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, any such adjustments shall be made in a manner consistent with the requirements of Section 424(a) of the Code.

4.  ADMINISTRATION OF THE PLAN

4.1           Committee Members.  Except as provided in Section 4.4 hereof, the Plan will be administered by the Committee, which unless otherwise determined by the Board will consist solely of two or more persons who satisfy the requirements for a “nonemployee director” under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended and/or the requirements for an “outside director” under Section 162(m).  The Committee may exercise such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan.  No member of the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award under it.

4.2           Discretionary Authority.  Subject to the express limitations of the Plan, the Committee has authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, and the duration of the Award.  The Committee also has discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to determine the terms and provisions of the respective Award Agreements and to make all other determinations necessary or advisable for Plan administration.  The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan.  All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

4.3           Changes to Awards.  The Committee shall have the authority to effect, at any time and from time to time (i) the cancellation of any or all outstanding Awards and the grant in substitution therefor of new Awards covering the same or different numbers of shares of Common Stock and having an exercise or base price which may be the same as or different than the exercise or base price of the canceled Awards or (ii) the amendment of the terms of any and all outstanding Awards; provided, however, that (a) no such action may impair the rights of the Participants without their consent and (b) the Committee shall not have the authority to reduce the exercise or base price of an Award by amendment or cancellation and substitution of an existing Award without the approval of the Company’s stockholders.

4.4           Delegation of Authority.  The Committee shall have the right, from time to time, to delegate to one or more officers or directors of the Company the authority of the Committee to grant and determine the terms and conditions of Awards under the Plan, subject to such limitations as the Committee shall determine; provided, however, that no such authority may be delegated with respect to Awards made to any member of the Board or any Section 162(m) Participant.

4.5           Awards to Independent Directors.  An Award to an Independent Director under the Plan shall be approved by the Board.  With respect to Awards to Independent Directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

5.  ELIGIBILITY AND AWARDS

All Eligible Persons are eligible to be designated by the Committee to receive an Award under the Plan.  The Committee has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares or units subject to the Awards that are granted under the Plan.  Each Award will be evidenced by an Award Agreement as described in Section 14 hereof between the Company and the Participant that shall include the terms and conditions consistent with the Plan as the Committee may determine.

6.  STOCK OPTIONS

6.1           Grant of Option.  An Option may be granted to any Eligible Person selected by the Committee; provided, however, that only Employees shall be eligible for Awards of Incentive Stock Options.  Each Option shall be designated, at the discretion of the Committee, as an Incentive Stock Option or a Nonqualified Stock Option.  The maximum number of shares of Common Stock that may be granted under Options to any one Participant during any one calendar year shall be limited to 200,000 shares (subject to adjustment as provided in Section 3.2 hereof).

6.2           Exercise Price.  The exercise price of the Option shall be determined by the Committee; provided, however, that the exercise price per share of an Option shall not be less than 100 percent of the Fair Market Value per share of the Common Stock on the Date of Grant.

6.3           Vesting; Term of Option.  The Committee, in its sole discretion, shall prescribe in the Award Agreement the time or times at which, or the conditions upon which, an Option or portion thereof shall become vested and exercisable; provided, however, that, subject to Section 16.4 hereof, an Option may not become exercisable by the passage of time sooner than one-third per year over three years.  An Option may become vested and exercisable upon a Participant’s retirement, death, disability, Change in Control, to the extent provided in an Award Agreement.  The period during which a vested Option may be exercised shall be ten years from the Date of Grant, unless a shorter exercise period is specified by the Committee in an Award Agreement, and subject to such limitations as may apply under an Award Agreement relating to the termination of a Participant’s employment or other service with the Company or any Subsidiary.

6.4           Option Exercise; Withholding.  Subject to such terms and conditions as shall be specified in an Award Agreement, an Option may be exercised in whole or in part at any time during the term thereof by notice to the Company together with payment of the aggregate exercise price therefor.  Payment of the exercise price shall be made (i) in cash or by cash equivalent, (ii) at the discretion of the Committee, in shares of Common Stock acceptable to the Committee, valued at the Fair Market Value of such shares on the date of exercise, (iii) at the discretion of the Committee, by a delivery of a notice that the Participant has placed a market sell order (or similar instruction) with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price (conditioned upon the payment of such net proceeds), (iv) at the discretion of the Committee, by withholding from delivery shares of Common Stock for which the Option is otherwise exercised, (v) at the discretion of the Committee, by a combination of the methods described above or (vi) by such other method as may be approved by the Committee and set forth in the Award Agreement.  In addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax and employment tax amounts required to be withheld in connection with such exercise, payable under one or more of the methods described above for the payment of the exercise price of the Options or as otherwise may be approved by the Committee.

6.5           Limited Transferability.  Solely to the extent permitted by the Committee in an Award Agreement and subject to such terms and conditions as the Committee shall specify, a Nonqualified Stock Option (but not an Incentive Stock Option) may be transferred to members of the Participant’s immediate family (as determined by the Committee) or to trusts, partnerships or corporations whose beneficiaries, members or owners are members of the Participant’s immediate family, and/or to such other persons or entities as may be approved by the Committee in advance and set forth in an Award Agreement, in each case subject to the condition that the Committee be satisfied that such transfer is being made for estate or tax planning purposes or for gratuitous or donative purposes, without consideration (other than nominal consideration) being received therefor.  Except to the extent permitted by the Committee in accordance with the foregoing, an Option shall be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.  Notwithstanding anything herein to the contrary, in no event may any Option be transferred for value.

6.6           Limitation on Repricing.  Except in connection with a corporate transaction or event described in Section 3.2 hereof, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options, or cancel outstanding Options in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Options without stockholder approval.  This Section 6.6 is intended to prohibit the repricing of “underwater” Options and will not be construed to prohibit the adjustments provided for in Section 3.2 hereof.  Notwithstanding any provision of the Plan to the contrary, this Section 6.6 may not be amended without approval by the Company’s stockholders.

6.7           Additional Rules for Incentive Stock Options.

(a)           Annual Limits.  No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate fair market value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year under the Plan, and any other stock option plans of the Company, any Subsidiary or any parent corporation, would exceed $100,000 (or such other amount provided under Section 422(d) of the Code), determined in accordance with Section 422(d) of the Code and Treasury Regulations thereunder.  This limitation shall be applied by taking options into account in the order in which granted.

(b)           Termination of Employment.  An Award Agreement for an Incentive Stock Option may provide that such Option may be exercised not later than 3 months following termination of employment of the Participant with the Company and all Subsidiaries, subject to special rules relating to death and disability, as and to the extent determined by the Committee to be appropriate with regard to the requirements of Section 422 of the Code and Treasury Regulations thereunder.

(c)           Other Terms and Conditions; Nontransferability.  Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code and Treasury Regulations thereunder.  Such terms shall include, if applicable, limitations on Incentive Stock Options granted to ten-percent owners of the Company.  An Award Agreement for an Incentive Stock Option may provide that such Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied.  An Incentive Stock Option shall by its terms be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(d)           Disqualifying Dispositions.  If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

7.  STOCK APPRECIATION RIGHTS

7.1           Grant of SARs.  A Stock Appreciation Right granted to a Participant is an Award in the form of a right to receive, upon surrender of the right, but without other payment, an amount based on appreciation in the Fair Market Value of the Common Stock over a base price established for the Award, exercisable at such time or times and upon conditions as may be approved by the Committee.  The maximum number of shares of Common Stock that may be subject to SARs granted to any one Participant during any one calendar year shall be limited to 100,000 shares (subject to adjustment as provided in Section 3.2 hereof).

7.2           Tandem SARs.  A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option.  An SAR granted in connection with an Option will entitle the holder, upon exercise, to surrender such Option or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised, and to receive payment of an amount computed as described in Section 7.4 hereof.  Such Option will, to the extent and when surrendered, cease to be exercisable.  An SAR granted in connection with an Option hereunder will have a base price per share equal to the per share exercise price of the Option, will be exercisable at such time or times, and only to the extent, that a related Option is exercisable, and will expire no later than the related Option expires.

7.3           Freestanding SARs.  A Stock Appreciation Right may be granted without relationship to an Option and, in such case, will be exercisable as determined by the Committee, but in no event after 10 years from the Date of Grant; provided, however, that, subject to Section 16.4 hereof, a Stock Appreciation Right may not become exercisable by the passage of time sooner than one-third per year over three years.  The base price of an SAR granted without relationship to an Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of a freestanding SAR shall not be less than 100 percent of the Fair Market Value of the Common Stock on the Date of Grant.

7.4           Payment of SARs.  An SAR will entitle the holder, upon exercise of the SAR, to receive payment of an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the base price of such SAR, by (ii) the number of shares as to which such SAR will have been exercised.  Payment of the amount determined under the foregoing may be made, in the discretion of the Committee as set forth in the Award Agreement, in cash, in shares of Common Stock valued at their Fair Market Value on the date of exercise, or in a combination of cash and shares of Common Stock.

7.5           Limitation on Repricing. Except in connection with a corporate transaction or event described in Section 3.2 hereof, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Stock Appreciation Rights, or cancel outstanding Stock Appreciation Rights in exchange for cash, other Awards or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Appreciation Rights without stockholder approval.  This Section 7.5 is intended to prohibit the repricing of “underwater” Stock Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 3.2 hereof.  Notwithstanding any provision of the Plan to the contrary, this Section 7.5 may not be amended without approval by the Company’s stockholders.

8.  RESTRICTED STOCK

8.1           Grants of Restricted Stock.  An Award of Restricted Stock to a Participant represents shares of Common Stock that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Committee may determine.  The Committee may, in connection with an Award of Restricted Stock, require the payment of a specified purchase price.  The Committee may grant Awards of Restricted Stock that are intended to qualify for exemption under Section 162(m), as well as Awards of Restricted Stock that are not intended to so qualify.

8.2           Vesting Requirements.  The restrictions imposed on an Award of Restricted Stock shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement.  Such vesting requirements may be based on the continued employment or service of the Participant with the Company or its Subsidiaries for a specified time period or periods; provided, however, that, subject to Section 16.4 hereof, if the elimination of restrictions is based only on the passage of time, the period of time will be no shorter than three years, except that the restrictions may be removed ratably during the three-year period, on at least an annual basis, as determined by the Committee.  Such vesting requirements may also be based on the attainment of specified business goals or measures established by the Committee in its sole discretion;

provided, however, that, subject to Section 16.4 hereof, restrictions relating to Restricted Stock that vests upon the achievement of specified business goals or measures may not terminate sooner than one year from the Date of Grant.  In the case of any Award of Restricted Stock that is intended to qualify for exemption under Section 162(m), the vesting requirements shall be limited to the performance criteria identified in Section 9.3 below, and the terms of the Award shall otherwise comply with the Section 162(m) requirements described in Section 9.4 hereof.  The maximum number of shares of Common Stock that may be subject to an Award of Restricted Stock granted to any one Participant during any one calendar year shall be separately limited to 100,000 shares (subject to adjustment as provided in Section 3.2 hereof).

8.3           Restrictions.  Shares of Restricted Stock may not be transferred, assigned or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or expire or unless otherwise allowed by the Committee.  The Committee may require the Participant to enter into an escrow agreement providing that the certificates representing Restricted Stock granted or sold pursuant to the Plan will remain in the physical custody of an escrow holder until all restrictions are removed or expire.  Failure to satisfy any applicable restrictions shall result in the subject shares of Restricted Stock being forfeited and returned to the Company, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee.  The Committee may require that certificates representing Restricted Stock granted under the Plan bear a legend making appropriate reference to the restrictions imposed.

8.4           Rights as Stockholder.  Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant will have all rights of a stockholder with respect to shares of Restricted Stock granted to him, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock is granted, as set forth in the Award Agreement; provided, however, that dividends or other distributions on Restricted Stock with restrictions that lapse as a result of the attainment of specified business goals or measures will be deferred until and paid contingent upon the attainment of such specified business goals or measures.

8.5           Section 83(b) Election.  The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant refraining from making an election with respect to the Award under section 83(b) of the Code.  Irrespective of whether an Award is so conditioned, if a Participant makes an election pursuant to section 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to promptly file a copy of such election with the Company.

9.  PERFORMANCE AWARDS

9.1           Grant of Performance Awards.  The Committee may grant Performance Awards under the Plan, which shall be represented by units denominated on the Date of Grant either in shares of Common Stock (Performance Shares) or in specified dollar amounts (Performance Units).  The Committee may grant Performance Awards that are intended to qualify for exemption under Section 162(m), as well as Performance Awards that are not intended to so qualify.  At the time a Performance Award is granted, the Committee shall determine, in its sole discretion, one or more performance periods and performance goals to be achieved during the applicable performance periods, as well as such other restrictions and conditions as the Committee deems appropriate.  In the case of Performance Units, the Committee shall also determine a target unit value or a range of unit values for each Award.  Subject to Section 16.4 hereof, each performance period shall last at least one year from the Date of Grant and shall not exceed ten years from the Date of Grant.  The performance goals applicable to a Performance Award grant may be subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in law, accounting practices or unusual or nonrecurring items or occurrences.  Any such adjustments shall be subject to such limitations as the Committee deems appropriate in the case of a Performance Award granted to a Section 162(m) Participant that is intended to qualify for exemption under Section 162(m).

9.2           Payment of Performance Awards.  At the end of the performance period, the Committee shall determine the extent to which performance goals have been attained or a degree of achievement between minimum and maximum levels in order to establish the level of payment to be made, if any, and shall determine if payment is to be made in the form of cash or shares of Common Stock (valued at their Fair Market Value at the time of payment) or a combination of cash and shares of Common Stock.  Payments of Performance Awards shall generally be made as soon as practicable following the end of the performance period.  The Committee may, at the Date of Grant of Performance Shares, provide for the payment of Dividend Equivalents to the holder thereof either in cash or in additional shares of Common Stock, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares with respect to which such Dividend Equivalents are paid.

9.3           Performance Criteria.  The performance criteria upon which the payment or vesting of a Performance Award intended to qualify for exemption under Section 162(m) may be based shall be limited to the following business measures, which may be applied with respect to the Company, any Subsidiary or any business unit, or, if applicable, any Participant, and which may be measured on an absolute or relative to a peer-group or other market measure basis: total stockholder return; stock price increase; return on equity; return on capital; earnings per share; EBIT (earnings before interest and taxes); EBITDA (earnings before interest, taxes, depreciation and amortization); ongoing earnings; cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital); EVA (economic value added); economic profit (net operating profit after tax, less a cost of capital charge); SVA (stockholder value added); revenues; net income; operating income; pre-tax profit margin; performance against business plan; customer service; corporate governance quotient or rating; market share; employee satisfaction; safety; employee engagement; supplier diversity; workforce diversity; operating margins; credit rating; dividend payments; expenses; fuel cost per million BTU; costs per kilowatt hour; retained earnings; completion of acquisitions, divestitures and corporate restructurings; and individual goals based on objective business criteria underlying the goals listed above and which pertain to individual effort as to achievement of those goals or to one or more business criteria in the areas of litigation, human resources, information services, production, inventory, support services, site development, plant development, building development, facility development, government relations, product market share or management.  In the case of Performance Awards that are not intended to qualify for exemption under Section

162(m), the Committee shall designate performance criteria from among the foregoing or such other business criteria as it shall determine it its sole discretion.

9.4           Section 162(m) Requirements.  In the case of a Performance Award granted to a Section 162(m) Participant that is intended to comply with the requirements for exemption under Section 162(m), the Committee shall make all determinations necessary to establish a Performance Award within 90 days of the beginning of the performance period (or such other time period required under Section 162(m)), including, without limitation, the designation of the Section 162(m) Participants to whom Performance Awards are made, the performance criteria or criterion applicable to the Award and the performance goals that relate to such criteria, and the dollar amounts or number of shares of Common Stock payable upon achieving the applicable performance goals.  As and to the extent required by Section 162(m), the terms of a Performance Award granted to a Section 162(m) Participant must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable to the Section 162(m) Participant, and must preclude discretion to increase the amount of compensation payable that would otherwise be due under the terms of the Award, and, prior to the payment of such compensation, the Committee shall have certified in writing that the applicable performance goal has been satisfied.  The maximum amount of compensation that may be payable under Performance Units granted to any one Participant during any one calendar year shall not exceed $3,750,000.  The maximum number of Common Stock units that may be subject to a Performance Share Award granted to any one Participant during any one calendar year shall be 100,000 share units (subject to adjustment as provided in Section 3.2 hereof).

10.  PHANTOM STOCK

10.1         Grant of Phantom Stock.  Phantom Stock is an Award to a Participant of a number of hypothetical share units with respect to shares of Common Stock, with an initial value based on the Fair Market Value of the Common Stock on the Date of Grant.  Phantom Stock shall be subject to such restrictions and conditions as the Committee shall determine; provided, however, that, subject to Section 16.4 hereof, if vesting is based only on the passage of time, the period of time will be no shorter than three years, except that the restrictions may be removed ratably during the three-year period, on at least an annual basis, as determined by the Committee; further provided, that, subject to Section 16.4 hereof, if vesting is based on the achievement of specified business goals or measures, the performance period shall not be sooner than one year from the Date of Grant.  On the Date of Grant, the Committee shall determine, in its sole discretion, the installment or other vesting period of the Phantom Stock and the maximum value of the Phantom Stock, if any.  No vesting period shall exceed 10 years from the Date of Grant.

10.2         Payment of Phantom Stock.  Upon the vesting date or dates applicable to Phantom Stock granted to a Participant, an amount equal to the Fair Market Value of one share of Common Stock upon such vesting dates (subject to any applicable maximum value) shall be paid with respect to such Phantom Stock unit granted to the Participant.  Payment may be made, at the discretion of the Committee, in cash or in shares of Common Stock valued at their Fair Market Value on the applicable vesting dates, or in a combination thereof.

11.  STOCK BONUS

11.1         Grant of Stock Bonus.  An Award of a Stock Bonus to a Participant represents a specified number of shares of Common Stock that are issued without restrictions on transfer or forfeiture conditions.  The Committee may, in connection with an Award of a Stock Bonus, require the payment of a specified purchase price.

11.2         Payment of Stock Bonus.  In the event that the Committee grants a Stock Bonus, a certificate for (or book entry representing) the shares of Common Stock constituting such Stock Bonus shall be issued in the name of the Participant to whom such grant was made as soon as practicable after the date on which such Stock Bonus is payable.

12.  DIVIDEND EQUIVALENTS

12.1         Grant of Dividend Equivalents.  A Dividend Equivalent granted to a Participant is an Award, other than an Option or a Stock Appreciation Right, in the form of a right to receive cash payments determined by reference to dividends declared on the Common Stock from time to time during the term of the Award, which shall not exceed 10 years from the Date of Grant.  Dividend Equivalents may be granted on a stand-alone basis or in tandem with other Awards.  Dividend Equivalents granted on a tandem basis shall expire at the time the underlying Award is exercised or otherwise becomes payable to the Participant, or expires.

12.2         Payment of Dividend Equivalents.  Dividend Equivalent Awards shall be payable in cash or in shares of Common Stock, valued at their Fair Market Value on either the date the related dividends are declared or the Dividend Equivalents are paid to a Participant, as determined by the Committee; provided, however, that dividends, Dividend Equivalents or other distributions on Awards that vest as a result of the attainment of specified business goals or measures will be deferred until and paid contingent upon the attainment of such specified business goals or measures.  Dividend Equivalents shall (i) in the case of Awards that vest based on the pass of time, be payable to a Participant as soon as practicable following the time dividends are declared and paid with respect to the Common Stock, or (ii) in the case of Awards that vest based on the attainment of specified business goals or measures, be payable to a Participant as soon as practicable following the attainment of such specified business goals or measures, or, in each case, at such later date as the Committee shall specify in the Award Agreement.

13.  CHANGE IN CONTROL

13.1         Effect of Change in Control.  The Committee may, in an Award Agreement, provide for the effect of a Change in Control on an Award.  Such provisions may include any one or more of the following: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, (ii) the waiver or modification of performance or other conditions related to the payment or other rights under an Award; (iii) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (iv) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control.

13.2         Definition of Change in Control.  Unless otherwise specified in the Award Agreement, a “Change in Control” means an event or series of events that results in any of the following:

(a)           Change in Ownership of the Company. A change in the ownership of the Company occurs on the date that any one Person or more than one Person acting as a group (as determined under Final Treas. Reg. Section 1.409A-3(i)(5)(v)(B)), other than any Person directly or indirectly owned by the Company, acquires on an arms length basis ownership of stock of the Company that, together with stock held by such Person or group, constitutes more than 50% of the total fair market value or total voting power of stock of the Company. However, if any one Person (or more than one Person acting as a group) is considered to own more than 50% of the total fair market value or total voting power of the Company’s stock prior to the acquisition, any acquisition of additional stock by the same Person or Persons is not considered to cause a change in the ownership of the Company;

(b)           Change in Effective Control of the Company. A change in the effective control of the Company occurs on either of the following dates: (i) the date any one Person, or more than one Person acting as a group (as determined under Final Treas. Reg. Section 1.409A-3(i)(5)(v)(B)), other than any Person directly or indirectly owned by the Company, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company, or (ii) the date individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered a member of the Incumbent Board, and provided further that any reductions in the size of the Board that are instituted voluntarily by the Incumbent Board shall not constitute a “Change of Control,” and after any such reduction the “Incumbent Board” shall mean the Board as so reduced; or

(c)           Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one Person, or more than one Person acting as a group (as determined under Final Treas. Reg. Section 1.409A-3(i)(5)(v)(B)), other than any Person directly or indirectly owned by the Company, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value of more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

14.  AWARD AGREEMENTS

14.1         Form of Agreement.  Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of shares of Common Stock, units or other rights (as applicable) subject to the Award, the exercise, base or purchase price (if any) of the Award, the time or times at which an Award will become vested, exercisable or payable, the duration of the Award and, in the case of Performance Awards, the applicable performance criteria and goals.  The Award Agreement shall also set forth other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan.  Award Agreements evidencing Awards intended to qualify for exemption under Section 162(m) shall contain such terms and conditions as may be necessary to meet the applicable requirements of Section 162(m).  Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

14.2         Termination of Service.  The Award Agreements may include provisions describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant’s employment with or other services to the Company and all Subsidiaries, such as provisions relating to the vesting, exercisability, acceleration, forfeiture or cancellation of the Award in these circumstances, including any such provisions as may be appropriate for Incentive Stock Options as described in Section 6.6(b) hereof.

14.3         Forfeiture Events.  The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

14.4         Contract Rights; Amendment.  Any obligation of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by an Award Agreement.  No Award shall be enforceable until the Award Agreement has been signed on behalf of the Company (electronically or otherwise) by its authorized representative and acknowledged by the Participant (electronically or otherwise) and returned to the Company.  By executing the Award Agreement, a Participant shall be deemed to have accepted and consented to the terms of this Plan and any action taken in good faith under this Plan by and within the discretion of the Committee, the Board or their delegates.  Award Agreements covering outstanding Awards may be amended or modified by the Committee in any manner that may be permitted for the grant of Awards under the Plan, subject to the consent of the Participant to the extent provided in the Award Agreement.  In accordance with such procedures as the Company may prescribe, a Participant may sign or otherwise execute an Award Agreement and may consent to amendments of modifications of Award Agreements covering outstanding Awards by electronic means.

15.  GENERAL PROVISIONS

15.1         No Assignment or Transfer; Beneficiaries.  Except as provided in Section 6.5 hereof, Awards under the Plan shall not be assignable or transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant the Award shall be exercised only by such Participant or by his guardian or legal representative.  Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the

Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other specified benefits under an Award following the Participant’s death.

15.2         Deferrals of Payment.  The Committee may permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award.  If any such deferral is to be permitted by the Committee, the Committee shall establish the rules and procedures relating to such deferral, including, without limitation, the period of time in advance of payment when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.  Unless otherwise expressly agreed between the Participant and the Company, any such deferral shall be effected in accordance with the requirements of Section 409A of the Code so as to avoid any imposition of a tax under Section 409A of the Code.

15.3         Rights as Stockholder.  A Participant shall have no rights as a holder of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of those securities.  Except as provided in Section 3.2 or Section 8.4 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for Dividend Equivalents, dividend payments or similar economic benefits; provided, however, that dividends, Dividend Equivalents or other distributions on Awards that vest as a result of the attainment of specified business goals or measures will be deferred until and paid contingent upon the attainment of such specified business goals or measures.

15.4         Employment or Service.  Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he is employed by or otherwise serves the Company or any Subsidiary.

15.5         Securities Laws.  No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met.  As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements.  The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

15.6         Tax Withholding.  The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award.  The Award Agreement shall specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award, provided that, if shares of Common Stock are withheld from delivery upon exercise of an Option or a Stock Appreciation Right, the Fair Market Value of the shares withheld shall not exceed, as of the time the withholding occurs, the minimum amount of tax for which withholding is required.

15.7         Unfunded Plan.  The adoption of this Plan and any setting aside of cash amounts or shares of Common Stock by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement.  The benefits provided under this Plan shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any interest in any assets of the Company by virtue of this Plan, except as a general unsecured creditor of the Corporation.  Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust subject to the claims of the Company’s creditors to discharge its obligations under the Plan.

15.8         Other Compensation and Benefit Plans.  The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of stock incentive or other compensation for employees of the Company or any Subsidiary.  The amount of any compensation deemed to be received by Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan.

15.9         Plan Binding on Successors.  The Plan shall be binding upon the Company, its successors and assigns, and the Participant, his executor, administrator and permitted transferees and beneficiaries.

15.10       Construction and Interpretation.  Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.  Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

15.11       Severability.  If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

15.12       Governing Law.  The validity and construction of this Plan and of the Award Agreements shall be governed by the laws of the State of Delaware.

15.13       Non-U.S. Employees.  In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals, who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.  Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan.  No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

15.14       Compliance with Section 409A of the Code.  This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent.  To the extent that an Award, issuance and/or payment is subject to Section 409A of the Code, it shall be awarded and/or issued or paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto.  Any provision of this Plan that would cause an Award, issuance and/or payment to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by applicable law).

16.  EFFECTIVE DATE, TERMINATION AND AMENDMENT

16.1         Effective Date; Stockholder Approval.  The Effective Date of the Plan shall be the date on which the Plan is approved by the stockholders of the Company.

16.2         Termination.  The Plan shall terminate on the date immediately preceding the tenth anniversary of the Effective Date.  The Board may, in its sole discretion and at any earlier date, terminate the Plan.  Notwithstanding the foregoing, no termination of the Plan shall in any manner affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

16.3         Amendment.  The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that no amendment or modification of the Plan shall be effective without the consent of the Company’s stockholders that (i) would materially increase the benefits accruing to participants under the Plan, (ii) would materially increase the number of shares of Common Stock that may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan, or (iv) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock is traded or quoted, then, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

16.4         Notwithstanding anything in the Plan to the contrary, up to 10% of the maximum number of Common Shares that may be issued or transferred under the Plan as provided for in

Section 3.1 hereof, as may be adjusted under Section 3.2 hereof, may be used for Awards granted under the Plan that are not subject to the three-year vesting requirements set forth in Sections 6.3, 7.3, 8.2 and 10.1 of the Plan or the one-year vesting requirements set forth in Sections 8.2, 9.1 and 10.1 of the Plan.